Exhibit 11.01

                       COMPUTATION OF EARNINGS PER SHARE

                                 1996         1995         1994
                                 ----------------------------------
AS REPORTED                      $  (1.85)    $  (0.70)    $  (1.24)
PRIMARY
   Average shares outstanding    $522,597     $513,287     $506,750
   Dilutive stock options--
     based upon treasury stock
     method using average
     market price                       0            0            0
                                  -------      -------      -------
                     TOTAL       $522,597     $513,287     $506,750
                                  =======      =======      =======
   Net loss as reported         $(966,585)   $(361,773)   $(630,803)
   Effect of application of
     modified treasury
     stock method                                    0            0
        ADJUSTED NET EARNINGS   $(966,585)   $(361,773)   $(630,803)
                                  =======      =======      =======
             PER SHARE AMOUNT     $(1.850)     $(0.705)    $(1.245)
                                  =======      =======     =======

FULLY DILUTED
   Average shares outstanding    $522,597     $513,287    $506,750
   Dilutive stock options--
     based upon treasury
     stock method using ending
     market price                       0            0           0

                                  -------      -------     -------
TOTAL                            $522,597     $513,287    $506,750
                                  =======      =======     =======

   Net loss as reported         $(966,585)   $(361,773)  $(630,803)
   Effect of application of
     modified treasury
     stock method                       0            0           0
                                  -------      -------     -------
         ADJUSTED NET EARNINGS  $(966,585)   $(361,773)  $(630,803)
                                  =======      =======     =======
              PER SHARE AMOUNT    $(1.850)     $(0.705)    $(1.245)
